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                                                                    Exhibit 10.8

                          2003 GLOBAL CROSSING LIMITED
                              STOCK INCENTIVE PLAN

1.   Purpose of the Plan

     The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.   Definitions

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Affiliate: With respect to any Person, any entity (i) that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) in which such Person has a significant equity interest, in either case as determined by the Committee.

(b) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(c)  Board: The Board of Directors of the Company.

(d) Capital Stock: (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

(e) Cause: The Company or a Subsidiary having "cause" to terminate a Participant's employment or service, as determined in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or, in the absence of such an employment, consulting or other agreement, upon (i) the reasonable determination by the Committee that the Participant has ceased to perform his duties to the Company or a Subsidiary (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's reasonable determination that the Participant has engaged or is about to engage

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     in conduct materially injurious to the Company or an Affiliate, (iii) the
     Participant having been convicted of, or pleaded guilty or no contest to, a felony or any crime involving dishonesty or moral turpitude, (iv) the willful failure of the Participant to follow instruction of the Board or his direct superiors, (v) the Participant's unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate, other than inadvertent use or disclosure that does not cause injury to the Company, (vi) the Participant's gross negligence in the performance of his or her duties on a recurring basis or under circumstances resulting in material injury to the Company or an Affiliate,
     (vii) the Participant's willful misconduct in the performance of his or her duties, (viii) an act of fraud or dishonesty (excluding acts of dishonesty that are both immaterial and non-recurring) committed by the Participant against the Company or an Affiliate, (ix) the willful engaging by a Participant in any conduct which results in a suspension or other sanction by any governmental or other regulatory entity, excluding traffic violations and other minor civil offenses, or (x) a material violation by the Participant of any written policies of the Company or an Affiliate with regards to performance, conduct on the job or integrity, which violation is reasonably determined by the Committee to justify a termination of employment for Cause in accordance with the Company's past practice and after providing the Participant with notice thereof and an opportunity to effectuate a cure of any violation capable of being cured.

(f) Change in Control: The occurrence of any of the following: (a) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock on a fully diluted basis (measured by voting power rather than number of shares) of the Company, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock on a fully diluted basis (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, (b) during a period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (c) the Company consolidates or merges with or into any other Person, other than pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (d) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person other than an Affiliate, a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by the number of shares) of which is

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     owned, directly or indirectly, following such transaction or transaction by the Permitted Holders; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Subsidiary for use in business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Subsidiary shall not be deemed a disposition of assets for purposes of this clause (d).

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The compensation committee of the Board established under the Bye-Laws of the Company, or if no such committee has yet been established, the Board. The Committee shall consist of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. On and after the earlier of the Section 16 Effective Date or the 162(m) Effective Date, unless the Board is acting as the Committee or the Board or the Committee determines otherwise, each member of the Committee, if any, shall, at the time he takes any action with respect to an Option under the Plan, be an Eligible Director; provided that the participation in deliberations or discussions and abstention from voting on any action with respect to an Option under the Plan shall not be deemed to be the taking of any such action; and provided, further, that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan, even if such a Committee member takes action in respect of such Option.

(i) Company: Global Crossing Limited, a Bermuda company incorporated under the name GC Acquisition Limited on August 23, 2002.

(j) Continuing Directors: Individuals who on the Effective Date constituted the Board, together with any new directors whose (i) election by such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved or
     (ii) were designated by any one of the Permitted Holders or any combination thereof or were nominated or elected by any such Permitted Holder(s) or any of their designees.

(k) Disability: The Company or a Subsidiary having cause to terminate a Participant's employment or service on account of "disability," as defined in any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or, in the absence of such an employment, consulting or other agreement, upon a Participant's inability to engage in any substantial gainful activity by reason of a medically determinable physical or

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     mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(l) Effective Date: The date on which the "Closing" occurs under the Purchase Agreement, dated as of August 9, 2002, among the corporation then known as Global Crossing Ltd., the corporation then known as Global Crossing Holdings Ltd., Singapore Technologies Telemedia Pte Ltd. and Hutchison Telecommunications Limited, as amended from time to time.

(m) Eligible Director: A person who is (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and
     (ii) an "outside director" within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; provided, however, that clause (i) shall apply only on and after the Section 16 Effective Date and clause (ii) shall apply only on and after the 162(m) Effective Date.

(n)  Exchange Act: The Securities Exchange Act of 1934, as amended.

(o) Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(p) ISO: An Option that is also an incentive stock option (within the meaning of Section 422 of the Code) granted pursuant to Section 6(d) of the Plan.

(q) LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

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(r)  162(m) Effective Date: The first date on which Awards granted under the
     Plan do not qualify for an exemption from the deduction limitations of
     Section 162(m) of the Code on account of an exemption, or a transition or grandfather rule.

(s)  Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(t)  Option: A stock option granted pursuant to Section 6 of the Plan.

(u) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(v) Participant: An individual who is selected by the Committee to participate in the Plan; provided that such individual must be (i) a common law employee of the Company or any of its Subsidiaries, (ii) a director of the Company or any of its Subsidiaries, or (iii) a consultant or advisor to the Company or any of its Subsidiaries who is entitled to participate in an "employee benefit plan" within the meaning of 17 CFR (S).230.405 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company or any of its Subsidiaries other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities).

(w) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(x) Permitted Holder: Singapore Technologies Telemedia Pte Ltd., a company organized under the laws of Singapore, and its Subsidiaries and Affiliates.

(y) Person: Any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

(z)  Plan: The 2003 Global Crossing Limited Stock Incentive Plan.

(aa) Section 16 Effective Date: The first date on which the executive officers and directors of the Company become subject to Section 16 of the Exchange Act.

(bb) Securities Act: The Securities Act of 1933, as amended.

(cc) Shares: Shares of the Company's common stock, par value U.S.$0.01 per Share.

(dd) Stock Appreciation Right: A stock appreciation right granted pursuant to
     Section 7 of the Plan.

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(ee) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the
     Code (or any successor section thereto).

(ff) Voting Stock: As of any date means the Capital Stock of any such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

3.   Shares Subject to the Plan

     Subject to Section 9(a), the total number of Shares that may be issued under the Plan is 3,478,261. Subject to Section 9(a), the maximum number of Shares for which [Options and Stock Appreciation Rights] may be granted during a calendar year to any Participant shall be 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the Participant having received any benefit therefrom may be granted again under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any "benefit" in the case of forfeited restricted Shares by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

4.   Administration

          (a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

          (b) The Committee shall require a Participant to pay to the Company or any Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award

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or from any compensation or other amounts owing to a Participant the amount (in cash, Shares or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality preceding sentence, unless otherwise provided in an Award agreement, a Participant may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (i) delivery of Shares owned by the Participant with a Fair Market Value equal to such withholding liability; provided such Shares meet such criteria as the Committee shall from time to time establish in light of accounting and other considerations (e.g., (x) that such Shares have been held by the Participant free and clear for at least six months prior to their use to pay the exercise price, (y) that they have been purchased by the Participant in other than a compensatory transaction, or (z) that they meet any other requirements for "mature" shares under generally acceptable accounting principles as may exist on the exercise date, as determined by the Committee) or
(ii) having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such withholding liability.

          (c) Unless the Committee expressly provides otherwise in an Award agreement, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, voluntarily sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

5.   Limitations

          (a) No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

          (b) Notwithstanding any provision of the Plan to the contrary, no Award shall be granted to a Participant with a purchase price of less than U.S.$10.16 per share prior to the date on which the Shares are listed on a U.S. national stock exchange or on the Nasdaq National Market or Nasdaq Small Cap Market.

6.   Terms and Conditions of Options

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     Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted; provided, however, that that in no event shall an Emergence Option be granted under the Plan with an Option Price per Share of less than U.S.$10.16 For purposes hereof, "Emergence Option" shall mean one of the Options issued on or about the Effective Date covering approximately 2.2 million Shares.

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of
     Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant in cash or its equivalent (e.g., by check). Notwithstanding the preceding sentence, if the applicable Award agreement so provides, the purchase price for the Shares as to which an Option is exercised may be satisfied by (i) Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided such Shares meet such criteria as the Committee shall from time to time establish in light of accounting and other considerations (e.g., (x) that such Shares have been held by the Participant free and clear for at least six months prior to their use to pay the exercise price, (y) that they have been purchased by the Participant in other than a compensatory transaction, or (z) that they meet any other requirements for "mature" shares under generally acceptable accounting principles as may exist on the exercise date, as determined by the Committee); (ii) a combination of cash or its equivalent and "mature" Shares; or (iii) the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased in accordance with any rules as the Committee may establish in its sole discretion. Notwithstanding the foregoing, payment in the manner prescribed by the preceding sentence shall not be permitted to the extent that the Committee determines that payment in such manner may result in an extension or maintenance of credit in the form

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     of a personal loan to or for any director or executive officer of the
     Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan. If and to the extent permitted by the Committee, a Participant may elect to defer receipt of the Shares in respect of which an Option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" (within the meaning of Section 424(e) of the Code) or any Subsidiary, unless (i) the Option Price per Share for such ISO is no less than 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares for which ISO is exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds U.S.$100,000, such excess ISOs shall be treated as non-qualified stock options to the extent required by the Code. Notwithstanding any other provision of this Plan to the contrary, to the extent required by the Code no Option shall be treated as an ISO unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of
     Section 422(b)(i) of the Code; provided that any Option intended to be an ISO shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified stock option unless and until such approval is obtained.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares sufficient to fully satisfy the obligation from the Shares acquired by the exercise of the Option.

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7.   Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or, except in the case of an ISO, at any time after the related Option is granted but prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option or (ii) the minimum amount permitted by applicable laws, rules, bye-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment by the Company shall be made in Shares or in cash or its equivalent, or partly in Shares and partly in cash or its equivalent (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. Except as otherwise provided in the case of Stock Appreciation Rights

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     granted in connection with Options, a Stock Appreciation Right shall expire on a date designated by the Committee which is not later than ten years after the date of grant of the Stock Appreciation Right.

(d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.   Other Stock-Based Awards

(a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The terms and conditions of all Other Stock-Based Awards shall be reflected in a written Award agreement.

(b) Restricted Shares. Each Participant who receives an Other Stock-Based Award in the form of restricted Shares ("Restricted Shares") shall execute and deliver to the Company an Award agreement with respect to the Restricted Shares which sets forth the restrictions applicable to such Restricted Shares. If the Committee determines that the Restricted Shares shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee and (ii) the appropriate blank stock powers with respect to the Restricted Shares covered by such agreement. If a Participant shall fail to execute a Restricted Share agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions imposed by the Committee, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Shares may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular Restricted Share (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such cash dividends or stock dividends.

          Each certificate representing Restricted Shares awarded under the Plan shall bear the following legend (or a legend to the effect of the following) until the lapse of all restrictions with respect to such Restricted Shares:

          Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the 2003 Global Crossing Limited. Stock Incentive Plan and a Restricted Share Award Agreement, dated as
          of              , between Global Crossing Limited. and
             -------------
                          . A copy of such Agreement is on file at the offices
          ----------------
          of Global Crossing Limited.

     Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

(c) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted by the Committee on or after the 162(m) Effective Date under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; and (xix) cash on hand. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, U.S.$10,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until the Committee makes such certification. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code and the applicable Award agreement, elect to defer payment of a Performance-Based Award.

9.   Adjustments Upon Certain Events

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of Shares subject to all Awards stated in
     Section 3 and the maximum number of Shares with respect to which any one person may be granted Options or Stock Appreciation Rights during any period stated in Section 3 or any one person may be granted Performance-Based Awards during any period stated in Section 8(c) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a Share or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

(b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of cash, Shares or any combination thereof, in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.  No Right to Employment or Awards

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.  Nontransferability of Awards

          (a) Each Award shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, a Subsidiary or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (b) Notwithstanding Section 12(a), the Committee may in the applicable Award agreement or at any time after the date of grant of an Award in an amendment to an Award agreement provide that an Award (other than an Award of an Option which is intended to qualify as an ISO) may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

               (i) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

               (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

               (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

               (iv) any other transferee as may be approved either (x) by the
                    Board or the Committee in its sole discretion, or (y) as provided in the applicable Award agreement;

(each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award agreement.

          (c) The terms of any Award transferred in accordance with the immediately Section 12(b) shall apply to the Permitted Transferee and any reference in the Plan or in an Award agreement to an optionee or Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Awards, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Awards which are Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (iii) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (iv) the consequences of termination of the Participant's employment by, or services to, the Company or a Subsidiary under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, following which Awards which are Options or Stock Appreciation Rights shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

13.  Amendments or Termination

          (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax, regulatory, exchange or other listing requirements applicable to the Plan (including as necessary to prevent Options, Stock Appreciation Rights or Performance-Based Awards granted under the Plan on or after the 162(m) Effective Date from failing to qualify as "performance-based compensation" for purposes of
Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

          (b) The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding any other provisions in the Plan to the contrary, in no event shall the Committee reprice or regrant options or Stock Appreciation Rights at an exercise price below the original exercise price applicable to such Award.

14.  International Participants

     Notwithstanding any provisions of the Plan to the contrary, Awards may be granted to Participants who reside or are employed outside of the United States of America on such terms and conditions as the Committee determines, in its sole discretion, are necessary or advisable to achieve the purposes of the Plan or to comply with foreign law, including, without limitation, the establishment of subplans under this Plan. Any subplans or other modifications to Plan terms, conditions or procedures established under or adopted pursuant to this Section 14 by the Committee shall be attached to this Plan document as Appendices.

15.  Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.  Effectiveness of the Plan

     The Plan shall be effective as of the Effective Date. On and after the 162(m) Effective Date the validity and exercisability of any and all Awards granted thereafter pursuant to the Plan are contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of (i) Section 162(m) of the Code (unless an exception or grandfather rule applies, or Awards are otherwise exempt from the application of Section 162(m) of the Code).

17.  Government and Other Regulation

     The obligation of the Company to make payment of Awards in Shares or otherwise or to issue Shares upon the exercise of Options or other Awards shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Shares and may legend the stock certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.  Miscellaneous

          (a) Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award, provisions giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such Shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

          (b) Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

          (c) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (d) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bye-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (f) Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

          (g) Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

          (h) No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

          (i) The expenses of administering the Plan shall be borne by the Company and its Affiliates.

          (j) Masculine pronouns and other words of masculine gender shall refer to both men and women.

          (k) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

          (l) If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

As Adopted By the Board of Directors of
Global Crossing Limited at a Meeting Held
on December   , 2003.
            --
                                       19